   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1997
                                                       REGISTRATION NO. 333-____
                                                       REGISTRATION NO. 33-44380




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                            PHELPS DODGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            -------------------------
          NEW YORK                                               13-1808503
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                             2600 N. CENTRAL AVENUE
                           PHOENIX, ARIZONA 85004-3014
                                 (602) 234-8100
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            -------------------------
                             SCOTT A. CROZIER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PHELPS DODGE CORPORATION
                             2600 N. CENTRAL AVENUE
                           PHOENIX, ARIZONA 85004-3014
                                 (602) 234-8100
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            -------------------------
                                    COPY TO:
                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            -------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions, after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
       Title of each class of            Amount to       Proposed maximum    Proposed maximum    Amount of
    securities to be registered        be registered      offering price        aggregate       registration
                                           (1)(3)          per unit (2)     offering price (2)    fee (3)
-------------------------------------------------------------------------------------------------------------
Debt Securities                         $500,000,000           100%            $500,000,000       $121,212
=============================================================================================================


(1) In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies or currency units as shall be designated by Phelps Dodge Corporation or such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $500,000,000 to Phelps Dodge Corporation.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3) $100,000,000 principal amount of Debt Securities was previously registered (Registration No. 33-44380) and is carried forward hereby. The amount of the filing fee associated with the carried forward amount of the Debt Securities, which was previously paid with such earlier registration statement, is $31,250. Therefore, the registration fee has been calculated based on $400,000,000 principal amount of Debt Securities.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein is a combined Prospectus that relates to this Registration Statement and Registration Statement No. 33-44380 previously filed by the Registrant on Form S-3 and declared effective on December 16, 1991. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-44380 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

              - - - - - - - - - - - - -  - - - - - - - - - - - - -

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)
Dated _____ __, 1997

                                  $500,000,000
                            PHELPS DODGE CORPORATION
                                 DEBT SECURITIES

                               ------------------

         Phelps Dodge Corporation (the "Corporation") may from time to time offer in one or more series its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Corporation (the "Debt Securities") in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued in one or more series and will be limited to U.S. $500,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of issue), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies or currency units as shall be designated by the Corporation, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $500,000,000 to the Corporation). Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on the Offered Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on the Offered Securities will be payable, any terms of redemption at the option of the Corporation or the holder, any sinking fund provisions, the initial public offering price, conversion rights, methods of distribution and other special terms in connection with the offering and sale of the Offered Securities, and the net proceeds to the Corporation from such offering. The Debt Securities will be unsecured. Unless otherwise specified in a Prospectus Supplement, the Offered Securities will not be subordinated to any other unsecured indebtedness of the Corporation. The Debt Securities may be denominated in United States dollars or, at the option of the Corporation and if so specified in the applicable Prospectus Supplement, in one or more foreign or composite currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

                 ----------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

         The Corporation may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

           THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT
            SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this prospectus is _______ __, 1997.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by the Corporation or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.


                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400 Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains an Internet Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov.

         This Prospectus constitutes a part of two registration statements on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information with respect to the Corporation and the Debt Securities, reference is made to the Registration Statement.

The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

         (1) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996; and

         (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

         Each document or report subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Requests should be directed to: Phelps Dodge Corporation, 2600 N. Central Avenue, Phoenix, Arizona 85004-3014, Attention:
Secretary's Office (telephone: (602) 234-8100; facsimile: (602) 234-8076).


                                 THE CORPORATION

         The Corporation, incorporated under the laws of New York in 1885, is among the world's largest producers of copper. In 1996, the Corporation produced 770,400 tons of copper for its own account from its worldwide mining operations and an additional 162,900 tons of copper for the accounts of minority interest owners. Gold, silver, molybdenum, copper chemicals and sulfuric acid are also produced as by-products of the Corporation's copper operations.

         Production of copper for the Corporation's own account from its U.S. operations constituted more than 25 percent of the copper mined in the United States in 1996. Much of the Corporation's U.S. copper production, after electrowinning or smelting and refining, together with additional copper purchased from others, is used by the Corporation to produce continuous-cast copper rod, the basic feed for the electrical wire and cable industry. The Corporation is the world's largest producer of copper rod.

        The Corporation's international mining interests include Candelaria, its major copper mine in Chile, which commenced operations in October 1994, and other operations and investments in Chile, Peru and South Africa. These operations produce a variety of metals and minerals including copper, gold, fluorspar, silver, lead and zinc. The Corporation also explores for metals and minerals throughout the world.

         The Corporation also manufactures engineered products principally for the transportation, energy and telecommunications sectors worldwide through a group of industrial companies. Specialty chemicals are produced through Columbian Chemicals Company which is among the world's largest producers of carbon black, a reinforcing agent in natural and synthetic rubber that increases the service life of tires, hoses, belting and other products, for the rubber industry. It also produces specialty carbon black for other industrial applications such as pigments for printing, coatings, plastics and other non-rubber applications. Accuride Corporation is the largest North American manufacturer of steel wheels and rims for medium and heavy trucks, trailers and buses. The Corporation produces wire and cable products and specialty conductors at U.S. and international operations through Phelps Dodge Magnet Wire Company and Phelps Dodge International Corporation. Phelps Dodge Magnet Wire Company, the world's largest manufacturer of magnet wire, produces magnet wire and other copper products for sale principally to original equipment manufacturers for use in electrical motors, generators, transformers and other products. Phelps Dodge International Corporation manufactures telecommunication and energy cables and specialty conductors.

         The Corporation's principal executive offices are located at 2600 N. Central Avenue, Phoenix, Arizona 85004-3014, and its telephone number is (602) 234-8100. Unless the context otherwise requires, "Corporation," as used in this Prospectus, includes Phelps Dodge Corporation and its consolidated subsidiaries.


                                USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, the Corporation will use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include acquisitions, purchases of its own capital stock, reduction of the Corporation's outstanding borrowings and payment of capital outlays. Pending such use, the proceeds may be invested temporarily in short term marketable securities. A more detailed description of the use of proceeds of any specific offering of Offered Securities shall be set forth in the Prospectus Supplement pertaining to such offering.


                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the Corporation's ratio of earnings to fixed charges:

                               SIX MONTHS     Six Months
                                  ENDED          Ended               Year Ended December 31,
                                JUNE 30,       June 30,       ------------------------------------
                                  1997           1996         1996     1995   1994**   1993   1992
                                  ----           ----         ----     ----   ------   ----   ----
RATIO OF EARNINGS TO FIXED
CHARGES* .................        11.0           14.2         10.1     15.6     6.6    5.6     8.4

* For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, minority interests in majority-owned subsidiaries and equity in net earnings of affiliated companies, plus the Corporation's share of earnings of 50-percent-owned persons, distributed earnings of less-than-50-percent-owned persons and fixed charges (excluding capitalized interest, but including amortization of amounts previously capitalized). Minority interests in majority-owned subsidiaries were not deducted from earnings as all such subsidiaries had fixed charges. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which the Corporation believes to be representative of interest. A statement setting forth the computation of the unaudited ratios of earnings to fixed charges is filed as Exhibit 12 to the Registration Statement of which this Prospectus is a part.

** The ratio of earnings to fixed charges would have been 9.0 in 1994 before the effect of a $157.7 million non-recurring provision for environmental costs and asset dispositions.


                         DESCRIPTION OF DEBT SECURITIES

            The Debt Securities offered hereby are to be issued in one or more series under an Indenture, dated as of September 22, 1997 (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Debt Securities offered pursuant to this Prospectus will be limited to U.S. $500,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of issue), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies or currency units as shall be designated by the Corporation, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $500,000,000 to the Corporation). The statements herein relating to the Debt Securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (as amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

            The Debt Securities will be unsecured obligations of the Corporation. Unless otherwise specified in a Prospectus Supplement, the Debt Securities will not be subordinated to any other unsecured indebtedness of the Corporation. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance of other secured or unsecured debt of the Corporation.

            Most of the assets of the Corporation are owned by its subsidiaries and, accordingly, the Debt Securities are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. The Corporation's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of the assets of any subsidiary upon the latter's liquidation, recapitalization or insolvency would be subject to the prior claims of the subsidiary's creditors, except to the extent that the Corporation might itself be a creditor with recognized claims against the subsidiary. At June 30, 1997, outstanding debt of the Corporation's subsidiaries equaled $401.1 million. At June 30, 1997, outstanding debt of the Corporation (excluding subsidiaries) equaled $446.1 million, all of which debt would rank equally with the Debt Securities.

            Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including composite currency, currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (9) the obligation, if any, of the Corporation to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;
(10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including composite currency, currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Corporation or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Corporation specified in the Indenture with respect to such Debt Securities;
(16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; and (18) any other special terms pertaining to such Debt Securities. See Section 3.1 of the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

            Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons in denominations of $1,000 or any integral multiples of $1,000. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securi-ties and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. See Section 3.5 of the Indenture.

            Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

            If the purchase price of any of the Debt Securities is payable in one or more foreign or composite currencies or currency units or if any Debt Securities are denominated in one or more foreign or composite currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign or composite currencies, or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.

            If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

            The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

            Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Corporation maintained for that purpose as the Corporation may designate from time to time, except that, at the option of the Corporation, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. See Sections 3.7(a) and 9.2 of the Indenture. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. See Section 3.7(a) of the Indenture.

            Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the Prospectus Supplement. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Corporation will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. See Section
9.2 of the Indenture.

            All moneys paid by the Corporation to the Trustee or a paying agent for the payment of the principal of, or any premium or interest on, any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Corporation, and the holder of such Security thereafter may look only to the Corporation for payment thereof. See Section 9.3 of the Indenture.

            Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Corporation maintained for such purpose as designated by the Corporation from time to time. See Sections 3.5 and 9.2 of the Indenture. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. See
Section 3.5 of the Indenture.

GLOBAL DEBT SECURITIES

            The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depository (the "Depository") or a nominee for the Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. See Section 3.3 of the Indenture. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. See Section 3.5 of the Indenture.

            The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Corporation expects that the following provisions will apply to depositary arrangements.

            Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to own, transfer or pledge beneficial interests in such Registered Global Securities.

            So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. See Section 3.8 of the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. See Section 3.8 of the Indenture.

            Ownership of beneficial interests in a Global Security will be limited to participants and to persons that may hold beneficial interests through participants. Each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Corporation understands that, under existing industry practices, if the Corporation requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

            Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

            The Corporation expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a Registered Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of the Corporation, the Trustee or any agent of the Corporation or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for main-taining, supervising or reviewing any records relating to such beneficial ownership interests. See Section 3.8 of the Indenture.

            Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security notifies the Company that it is unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days, the Corporation will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. See Section 3.5 of the Indenture.

            The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. See Section 3.4 of the Indenture. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE CORPORATION

            The Corporation shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all of its assets to any person, unless (i) the person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such transfer or lease shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Corporation under the Debt Securities and under the Indenture, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Corporation is merged or to which such sale is made, shall succeed to, and be substituted for the Corporation under the Indenture and under the Debt Securities. See Section 7.1 of the Indenture.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

            The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Corporation (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable. See Section 5.2 of the Indenture.

            Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: (a) default in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due and continuance of such default for 30 days; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) failure for 60 days after notice to the Corporation by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, to comply in any material respect with any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and (d) certain events of bankruptcy, insolvency or reorganization of the Corporation. See Section 5.1 of the Indenture. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. See Sections 3.1 and 5.1(7) of the Indenture.

            The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. See Section 6.6 of the Indenture. "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. See Section 1.1 of the Indenture.

            The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. See Section 5.8 of the Indenture.

            The Indenture includes a covenant that the Corporation will file annually with the Trustee a certificate as to the Corporation's compliance with all conditions and covenants of the Indenture. See Section 9.7 of the Indenture.

            The holders of a majority in aggregate principal amount outstanding of any series of Debt Securities by written notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of such series or (ii) in respect of a covenant or provision of the Indenture which cannot under the terms of the Indenture be amended or modified without the consent of the holder of each outstanding Debt Security of such series adversely affected. See Section 5.7 of the Indenture.

CERTAIN COVENANTS OF THE CORPORATION

            Limitation on Liens. The Indenture provides that the Corporation will not, and will not permit any Restricted Subsidiary (as defined) to, (a) issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage (as defined) upon, or (b) directly or indirectly secure any outstanding Debt by a mortgage upon, any Principal Property (as defined) now owned or hereafter acquired, without effectively providing that the Securities shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to (i) mortgages on any Principal Property acquired, constructed or improved by the Corporation or any Restricted Subsidiary after the date of the Indenture to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by the Corporation or any Restricted Subsidiary other than theretofore unimproved real property, (ii) mortgages on any Principal Property acquired from a corporation merged with or into the Corporation or a Restricted Subsidiary, (iii) mortgages to secure Debt of a Restricted Subsidiary to the Corporation or another Restricted Subsidiary, (iv) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) to (iii), inclusive, (v) the sale or other transfer of any interest in property of the character commonly referred to as a "production payment," and (vi) mortgages in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute or indebtedness incurred for the purpose of financing the purchase price or cost of constructing or improving the property subject thereto. See Section 9.9 of the Indenture.

            Notwithstanding the foregoing, the Corporation and any Restricted Subsidiary may, without securing the Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt of the Corporation and its Restricted Subsidiaries and the Attributable Debt (as defined) in respect of Sale and Lease-Back Transactions (as defined) existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the preceding paragraph, or the proceeds of which have been applied to the retirement of long-term indebtedness), does not at the time exceed 15% of the shareholders' equity in the Corporation as shown on the consolidated balance sheet contained in the latest annual report to shareholders of the Corporation. See Section 9.9 of the Indenture.

            Sale and Lease-Back Transactions. (a) Sale and Lease-Back Transactions (as defined) by the Corporation or any Restricted Subsidiary are prohibited unless (i) the Corporation or such Restricted Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without equally and ratably securing the Securities or (ii) the Corporation applies an amount equal to the fair value of the property sold to the retirement of long-term indebtedness of the Corporation. Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto. See Section 9.10 of the Indenture.

            (b) Notwithstanding the provisions of the preceding paragraph (a), the Corporation or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions if the amount of the Attributable Debt in respect of Sale and Lease-Back Transactions for such transaction, together with all secured Debt of the Corporation and its Restricted Subsidiaries and all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because the Corporation would be entitled to incur Debt secured by a mortgage on the property to be leased without equally and ratably securing the Securities and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (ii) of the preceding paragraph (a)), does not at the time exceed 15% of the shareholders' equity in the Corporation and its consolidated subsidiary companies, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Corporation. See
Section 9.10 of the Indenture.

            The term "Principal Property" means certain mineral properties and any concentrator, smelter, refinery or rod mill located within the United States of America or its territories or possessions, of the Corporation or any Restricted Subsidiary (or any capital stock or indebtedness of any Restricted Subsidiary which owns any such property) except any such property, facility (or Restricted Subsidiary) which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Corporation and its Restricted Subsidiaries as an entity. See Section 9.9 of the Indenture.

            The term "Attributable Debt" means, as of any particular time, the present value, discounted at a rate per annum equal to the weighted average of the interest rate(s) of the outstanding Debt Securities, or, in the case of Original Issue Discount Securities (as defined), the Yields to Maturity (as defined) (compounded semi-annually), of the rental payments (not including amounts payable by the lessee for maintenance, property taxes and insurance) due during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). See
Section 9.9 of the Indenture.

            The term "subsidiary" means any corporation of which at least a majority of the stock having ordinary voting power for the election of directors of such corporation is at the time directly or indirectly owned by the Corporation. See Section 1.1 of the Indenture. The term "Restricted Subsidiary" means (a) any subsidiary which owns or leases, directly or indirectly, a Principal Property, and (b) any subsidiary which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary; except that the term "Restricted Subsidiary" shall not include (i) any subsidiary engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company, or (ii) any subsidiary (A) which conducts substantially all of its business outside the United States of America or its territories and possessions or (B) the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States of America and its territories and possessions. See Section 9.9 of the Indenture.

MODIFICATION OF THE INDENTURE

            The Indenture contains provisions permitting the Corporation and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Corporation and the assumption of the covenants of the Corporation by a successor to the Corporation; (ii) to add to the covenants of the Corporation or surrender any right or power of the Corporation; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions of the Indenture to such extent as necessary to facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. See Section
8.1 of the Indenture.

            The Indenture also contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency (including composite currency) or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Corporation to maintain an office or agency in the places and for the purposes specified in the Indenture; or (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. See Section 8.2 of the Indenture.

DEFEASANCE AND COVENANT DEFEASANCE

            If indicated in the Prospectus Supplement, the Corporation may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Corporation must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. In addition, defeasance or covenant defeasance shall not result in a breach or Default or Event of Default under the Indenture or a default under any other material agreement or instrument to which the Corporation is a party or by which it is bound. See Article 4 of the Indenture. If indicated in the Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. See Section 3.1 of the Indenture.

            The Corporation may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Corporation exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If the Corporation exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

NOTICES

            Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. See
Section 1.6 of the Indenture

TITLE

            The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. See Section 3.8 of the Indenture.

GOVERNING LAW

            The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. See Section
1.11 of the Indenture.

THE TRUSTEE

            The Chase Manhattan Bank is the Trustee under the Indenture. The Corporation may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business.


                              PLAN OF DISTRIBUTION

            The Corporation may sell any of the Debt Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Corporation to purchasers.

            The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

            Offers to purchase Debt Securities may be solicited by agents designated by the Corporation from time to time. Any such agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Debt Securities so offered and sold.

            If Debt Securities are sold by means of an underwritten offering, the Corporation will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Debt Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities if any are purchased.

            If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Corporation will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Debt Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

            Offers to purchase Debt Securities may be solicited directly by the Corporation and the sale thereof may be made by the Corporation directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

            Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Corporation against certain liabilities, including liabilities under the Securities Act.

            Each series of Debt Securities will be a new issue with no established trading market. The Corporation may elect to list any series of Debt Securities on an exchange, but the Corporation shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of Debt Securities, but will not be obliged to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Debt Securities.

            In order to facilitate the offering of the Debt Securities, any underwriters or agents, as the case may be, involved in the offering of such Debt Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities or any other securities the prices of which may be used to determine payments on such Debt Securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such Debt Securities for their own account. In addition, to cover overallotments or to stabilize the price of such Debt Securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such Debt Securities or any such other securities in the open market. Finally, in any offering of such Debt Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

            Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Corporation and its subsidiaries in the ordinary course of business.

            Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Corporation. Any remarketing firm will be identified and the terms of its agreement, if any, with the Corporation and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Corporation to indemnification or contribution by the Corporation against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Corporation in the ordinary course of business.

            If so indicated in the applicable Prospectus Supplement, the Corporation may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from the Corporation at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Corporation.


                                  LEGAL MATTERS

            Unless otherwise indicated in the applicable Prospectus Supplement, the validity of any Debt Securities offered hereby will be passed upon for the Corporation by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022.


                                     EXPERTS

            The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            With respect to the unaudited consolidated financial information of the Corporation for the three-month periods ended March 31, 1997 and 1996 and the six-month periods ended June 30, 1997 and 1996 incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 9, 1997 and July 10, 1997 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Act.

            The consolidated financial statements of the Corporation included in any subsequent Annual Report of the Corporation on Form 10-K and incorporated by reference in this Prospectus will have been examined by the independent accountants whose report thereon appears in such Annual Report. Such consolidated financial statements of the Corporation shall be deemed to be incorporated herein from the date of filing of the applicable report on Form 10-K in reliance on the reports of such independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
         --------------------------------------------
            The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee                 $ 121,212
Rating agency fees                                              375,000
Fees and expenses of Trustee                                     10,000
Blue Sky fees and expenses                                       10,000
Printing and engraving expenses                                  50,000
Accountant's fees and expenses                                   50,000
Legal fees and expenses                                         100,000
Miscellaneous expenses                                           25,000
                                                              ---------

          Total                                               $ 741,212
                                                              =========


Item 15. Indemnification of Directors and Officers.
         ------------------------------------------
            With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify any of its directors or officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

            The By-Laws of the Corporation provide that (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if
(i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

            (b) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

            The directors and officers of the Corporation are covered by insurance policies maintained by the Corporation at its expense insuring the directors and officers against certain liabilities which might be incurred by them in such capacities including liabilities arising under the Securities Act of 1933.

            On May 4, 1988, the shareholders approved an amendment to the Corporation's Certificate of Incorporation relating to liability of the directors of the Corporation by adding the following new Article SEVENTH:

            "SEVENTH: The personal liability of the Directors of the Corporation for any breach of duty in such capacity is hereby eliminated and limited to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law as the same may be amended from time to time."

            Section 402(b) of the Business Corporation Law of the State of New York referred to in such new Article SEVENTH permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to July 23, 1987.

            The underwriters or agents on whose behalf the agreement listed as
Exhibit 1 to this Registration Statement will be executed will agree therein to indemnify the Corporation's directors, officers and controlling persons against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the Corporation by or on behalf of such underwriters for use in the Registration Statement.

Item 16. Exhibits.
         ---------

Exhibit
No.                  Description
---                  -----------
1.1         - Form of Underwriting Agreement.(1)

1.2         - Underwriting Agreement, dated January 6, 1992, between the
            Corporation and Morgan Stanley & Co. Incorporated.(2)

1.3         - Note Purchase Agreement, dated as of March 23, 1992, between the
            Corporation and Metropolitan Life Insurance Company.(3)

1.4         - Form of Distribution Agreement.(4)

4.1         - Form of Indenture, dated as of December 1, 1991, between the Corporation and The Chase Manhattan Bank, N.A.(4)


4.2         - Form of Debt Securities.(5)

4.3         - Form of Debt Securities.(6)

4.4         - Form of Indenture, dated as of September 22, 1997, between the
            Corporation and The Chase Manhattan Bank.(7)

5           - Opinion of Debevoise & Plimpton.

12          - Computation of Ratio of Earnings to Fixed Charges.

15 - Letter from Price Waterhouse LLP with respect to unaudited interim financial information.

23.1        - Consent of Price Waterhouse LLP.

23.2        - Consent of Debevoise & Plimpton (included in Exhibit 5).

24          - Powers of Attorney.

25.1        - Statement of Eligibility of Trustee.(8)

25.2        - Statement of Eligibility of Trustee.

---------------------
(1) Incorporated by reference to Exhibit 1 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.

(2) Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Phelps Dodge Corporation dated January 10, 1992.

(3) Incorporated by reference to Exhibit 1 to the Current Report of Phelps Dodge Corporation on Form 8-K dated March 26, 1992.

(4) Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.

(5) Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of Phelps Dodge Corporation dated January 10, 1992.

(6) Incorporated by reference to Exhibit 2 to the Current Report of Phelps Dodge Corporation on Form 8-K dated March 26, 1992.

(7) The form of Distribution Agreement, and the form or forms of Debt Securities, with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K or Form 10-Q and incorporated herein by reference.

(8) Incorporated by reference to Exhibit 26 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.

Item 17. Undertakings.
         -------------
(a) Rule 415 Offering.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Rule 430A Offering.
            The undersigned hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Acceleration of Effectiveness.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 25, 1997.

                                      PHELPS DODGE CORPORATION


                                      By:/s/ Douglas C. Yearley
                                         --------------------------------
                                         Douglas C. Yearley
                                         Chairman of the Board, President,
                                         Chief Executive Officer and Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated:


           Signatures                         Title                          Date
           ----------                         -----                          ----

/s/ Douglas C. Yearley            Chairman of the Board,              September 25, 1997
-----------------------------     President, Chief Executive
Douglas C. Yearley                Officer and Director
                                  (principal executive officer)

/s/ Thomas M. St. Clair           Senior Vice President and           September 25, 1997
-----------------------------     Chief Financial Officer
Thomas M. St. Clair               (principal financial officer)

/s/ Gregory W. Stevens            Vice President and                  September 25, 1997
-----------------------------     Controller (principal
Gregory W. Stevens                accounting officer)

Robert N. Burt, Paul W. Douglas, William A. Franke, Paul
Hazen, Marie L. Knowles, Robert D. Krebs, Southwood J.
Morcott, Gordon R. Parker, J. Steven Whisler, Directors               September 25, 1997

By: /s/ Thomas M. Foster
-----------------------------
    Thomas M. Foster
   (Attorney-in-fact)

                                  EXHIBIT INDEX
                                  -------------

Exhibit
No.                      Description
---                      -----------
1.1         - Form of Underwriting Agreement.(1)

1.2         - Underwriting Agreement, dated January 6, 1992, between the
            Corporation and Morgan Stanley & Co. Incorporated.(2)

1.3         - Note Purchase Agreement, dated as of March 23, 1992, between the
            Corporation and Metropolitan Life Insurance Company.(3)

1.4         - Form of Distribution Agreement.(4)

4.1         - Form of Indenture, dated as of December 1, 1991, between the
            Corporation and The Chase Manhattan Bank, N.A.(4)

4.2         - Form of Debt Securities.(5)

4.3         - Form of Debt Securities.(6)

4.4         - Form of Indenture, dated as of September 22, 1997, between the
            Corporation and The Chase Manhattan Bank.(7)

5           - Opinion of Debevoise & Plimpton.

12          - Computation of Ratio of Earnings to Fixed Charges.

15 - Letter from Price Waterhouse LLP with respect to unaudited interim financial information.

23.1        - Consent of Price Waterhouse LLP.

23.2        - Consent of Debevoise & Plimpton (included in Exhibit 5).

24          - Powers of Attorney.

25.1        - Statement of Eligibility of Trustee.(8)

25.2        - Statement of Eligibility of Trustee.



(1) Incorporated by reference to Exhibit 1 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.

(2) Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Phelps Dodge Corporation dated January 10, 1992.

(3) Incorporated by reference to Exhibit 1 to the Current Report of Phelps Dodge Corporation on Form 8-K dated March 26, 1992.

(4) Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.

(5) Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of Phelps Dodge Corporation dated January 10, 1992.

(6) Incorporated by reference to Exhibit 2 to the Current Report of Phelps Dodge Corporation on Form 8-K dated March 26, 1992.

(7) The form of Distribution Agreement, and the form or forms of Debt Securities, with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K or Form 10-Q and incorporated herein by reference.

(8) Incorporated by reference to Exhibit 26 to the Registration Statement on Form S-3 (File No. 33-44380) of Phelps Dodge Corporation.